Contacts:     Frank Greico/Ellen Spooren     Jim Lucas
              Quarterdeck Corporation        Johnnie D. Johnson & Co., Inc.
              (310) 309-4261                 (213) 626-4848
              ellen@quarterdeck.com          73531.1041@compuserve.com

             QUARTERDECK CORPORATION ANNOUNCES SHARPLY LOWER SALES
                     AND SUBSTANTIAL OPERATING LOSS FOR 3Q

ACCELERATES RESTRUCTURING, INTRODUCES NEW PRODUCTS TO RESTORE PROFITABILITY AND GROWTH

                 MARINA DEL REY, Calif., July 25 -- Quarterdeck Corporation (NASDAQ: QDEK), a leading developer and marketer of PC utilities and Internet software, today announced sharply lower sales and a substantial operating loss for the third quarter ended June 30, 1996. As the company stated on June 13, the losses were due primarily to a significant decline in sell-through levels for memory-management products that the company is about to update; a decline to historic rates of sell-through of PROCOMM PLUS data communications software following unusually high sales after a new-product launch in the prior quarter; and slower than planned integration of acquisitions.

         Results, in millions of dollars except per-share data, as restated for acquisitions, were:

                                      3Q        3Q        9 mo.         9 mo.
                                      96        95*         96*           95*
                                      --        ---         ---           ----
Net revenues                        $16.0     $28.1       $105.7        $86.3
Operating income (loss)             (26.9)      3.4        (15.4)        13.7
Net income (loss)                   (22.9)       .5        (19.4)        11.0
Net income (loss) per share
    before one-time charges         (0.68)     0.12        (0.37)        0.46
Income (loss) per share             (0.73)     0.02        (0.62)        0.35

                        * = as restated for acquisitions

         Gaston Bastiaens, president and chief executive officer of Quarterdeck, said, "In the fourth quarter, we are introducing new versions of many of the strongest products at the core of our franchise and accelerating our restructuring to restore growth and profitability. Despite this major correction, we still expect to return to a revenue level in the fiscal fourth quarter that will enable the company to exceed 30% revenue growth in fiscal 1996 over the previous year." Bastiaens added, "Beginning in 1995, we set strategies to build a diverse and balanced product portfolio. We continue to strengthen our position in profitable utilities software markets, and to focus as well on the most promising new Internet software solutions. In fact, for the first time, in the third quarter, Internet products accounted for more than half of our revenues."

         The operating results reflect additional reserves for sales returns and allowances of $4.2 million above normal reserves. In addition, the balance sheet reflects non-cash charges of $4.5 million for accrued liabilities that include reserves for inventory, capitalized third-party software costs and prepaid royalties, legal expenses, and bad debts. Quarterdeck ended the quarter with $14.4 million in cash.

         After the close of the third quarter, Quarterdeck further strengthened its utilities line and distribution reach with the accretive acquisition of Vertisoft Systems, Inc., which had fiscal-year revenues of approximately $16 million. Its products include utilities such as Remove-It and the recently launched Vertisoft Fix-It, a Windows 95 repair program. Vertisoft's direct-mail marketing organization complements Quarterdeck's telemarketing operation (Quarterdeck Select Corporation), enhancing distribution by providing a new channel for selling Internet and utilities products.

         In the fourth quarter, the company expects to launch upgrades of its established utilities products, MagnaRAM, CleanSweep and HiJaak Pro. Also, in the coming months, the company expects to ship a 32-bit version of PROCOMM PLUS; an upgrade of QEMM; and an advanced version of WebCompass, an Internet information management tool.

         The company accelerated its previously announced restructuring program. Through the reduction of overlapping positions, the company already has eliminated more than half of the positions that are planned for the 11% head count reduction to be completed during the fourth quarter. The elimination of redundant positions, the consolidation of facilities and the consolidation of the management structure into the Utilities and Internet divisions has resulted in a reduction of ongoing operating costs in excess of $20 million on an annualized basis.

FORWARD-LOOKING STATEMENT: When used in the preceding discussion, the word "expected" and similar conditional expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, conditions in the general economy or the software industry, the timely development and market acceptance of products and technologies, competitive factors, demand for memory-management software products, sell-through of products in the sales channels, successful integration of acquisitions, the ability to secure additional sources of financing, and other risks described from time to time in Quarterdeck's SEC reports and filings.

ABOUT QUARTERDECK CORPORATION

         Quarterdeck Corporation is a pioneer in the development of software products in the utilities and Internet areas. The company leads the industry in bringing utilities solutions to the Windows environments, and offers an entire line of powerful, next-generation Internet and communications tools for corporate, small business and individual users. Quarterdeck Corporation is
headquartered at 13160 Mindanao Way, Marina del Rey, CA  90292.   Its European
headquarters are in Dublin, Ireland, with other offices in England, France and Australia. Further product availability and pricing information may be obtained by calling (310) 309-3755, by accessing Quarterdeck's Internet Web site is at http://www.quarterdeck.com/, or by sending an email request to info@quarterdeck.com/.

Quarterdeck, QEMM, HiJaak, Remove-It, DATASTORM and PROCOMM PLUS are registered trademarks of Quarterdeck Corporation or its subsidiaries. WebCompass, MagnaRAM, CleanSweep, Vertisoft Fix-It and Vertisoft are trademarks of Quarterdeck Corporation or its subsidiaries. All other brand and product names are trademarks or registered trademarks of their respective companies.

                                    #  #  #

                    QUARTERDECK CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)



                                             ASSETS

                                                      June 30,     September 30,
                                                       1996           1995
                                                    (Unaudited)
                                                   ============   ==============
Current assets
      Cash and short-term investments                 $14,409         $39,669
      Trade accounts receivable                        12,623          13,621
      Refundable income taxes                           3,284              --
      Deferred tax asset                                4,515           2,178
      Inventories                                       3,376           2,281
      Other current assets                              5,021           4,006
                                                   ------------   --------------
         Total current assets                          43,228          61,755


Building                                                8,720              --
Note receivable from related party - building              --             469
Equipment and leasehold improvements                   11,897           8,335
Capitalized software costs                              4,433           2,807

Other assets                                            8,795           3,333
                                                   ------------   --------------
                                                      $77,073         $76,699
                                                   ============   ==============


        LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities
      Accounts payable                                 $7,855         $13,582
      Accrued liabilities                              17,331          14,973
      Current portion of long-term obligations             17             255
      Accrued acquisition, restructuring,
        and other charges                               3,380           3,455
                                                   ------------   --------------

         Total current liabilities                     28,583          32,265


Convertible notes payable and other
  long-term obligations                                25,114             164

Stockholders' equity                                   23,376          44,270
                                                   ------------   --------------
                                                      $77,073         $76,699
                                                   ============   ==============

                    QUARTERDECK CORPORATION AND SUBSIDIARIES
           CONSOLIDATED UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                           Three months ended              Nine months ended
                                                                June 30,                       June 30,
                                                          1996          1995              1996          1995
                                                       =========================      ==========================
Net Revenues                                                16,022        28,091           105,683        86,302
      Less: Cost of Revenues                                11,252         8,120            36,045        25,008
                                                       -------------------------      --------------------------
      Gross Margin                                           4,770        19,971            69,638        61,294

Operating Expenses
      Research & Development                                 5,365         3,937            15,875        10,540
      Sales & Marketing                                     17,089         7,699            48,253        21,320
      General & Administrative                               9,216         4,913            20,907        15,780
                                                       -------------------------      --------------------------

Total Operating Expenses                                    31,670        16,549            85,035        47,640
                                                       -------------------------      --------------------------
Operating Income (loss) before one-time charges            (26,900)        3,422           (15,397)       13,654

Other income, net                                            1,305                           1,718         1,279
                                                       -------------------------      --------------------------

Income (loss) before taxes & one-time charges              (25,595)        4,022           (13,679)       14,933

Provision (benefit) for income taxes                        (4,045)                         (2,058)          468
                                                       -------------------------      --------------------------

Income (loss) before one-time charges                      (21,550)        3,786           (11,621)       14,465

Acquisition, restructuring and other one-time                1,660         3,459             9,130         3,603

Tax (benefit) from acquisition and other one-time             (262)                         (1,373)         (113)
                                                       -------------------------      --------------------------

Net Income (loss)                                        $ (22,948)  $       530         $ (19,378)    $  10,975
                                                       =========================      ==========================

Net Income (loss) per share before one-time chgs       $     (0.68)  $      0.12       $     (0.37)  $      0.46
                                                       =========================      ==========================

Net Income (loss) per share                            $     (0.73)  $      0.02       $     (0.62)  $      0.35
                                                       =========================      ==========================

Shares used to compute net income (loss) per share          31,547        30,649            31,421        31,501
                                                       =========================      ==========================